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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             ----------------------

         Date of Report (Date of earliest event reported): March 4, 2008

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)

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
          Delaware                           1-12387                        76-0515284
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer of Incorporation
incorporation or organization)                                           Identification No.)

     500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                            60045
        (Address of Principal Executive Offices)                          (Zip Code)
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       Registrant's telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL
YEAR

      On March 4, 2008, the Board of Directors of Tenneco Inc. ("Tenneco") adopted resolutions amending its Amended By-Laws (the "By-Laws"). The principal purposes of the amendment were to (i) modernize the By-Laws and (ii) adopt a majority vote standard in uncontested elections of directors. The effective date of the By-Laws is March 4, 2008. The following is a summary of the substantive amendments to the By-Laws. Other amendments were made to clarify existing language but did not change the meaning. The summary does not purport to be complete as to all of the changes or, with respect to any given change, as to all aspects of such change. The summary is qualified in its entirety by reference to the By-Laws of Tenneco, filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

      1. Section 6 of Article I of the By-Laws was amended to modify the procedure by which directors are elected. Under Section 6 as amended, each director in any uncontested election is elected by the vote of a majority of the votes cast, meaning the votes cast "for" the director's election exceed the votes cast "against" the director's election, with "abstentions" and "broker non-votes" not counting as votes cast either "for" or "against" that director's election. Prior to the amendment, directors were elected by a plurality of the votes cast. In any contested election (i.e., an election where, as of a specified date prior to the meeting, the number of nominees exceeds the number of directors to be elected), the plurality vote standard continues to apply.
Section 6 provides that any question or matter presented to the stockholders other than the election of directors shall continue to be decided by the affirmative vote of the holders of a majority in voting power of Tenneco stock present and entitled to vote thereon, except as otherwise provided by Tenneco's Restated Certificate of Incorporation, the By-Laws, applicable law or the rules and regulations of any stock exchange or other regulations to which Tenneco or its stock is subject.

      Section 1 of Article II of the By-Laws was amended to provide that, under the new "majority voting" by-law, an incumbent director may become a nominee for further service on the Board of Directors only if the incumbent director submits an irrevocable resignation that is contingent on his/her not receiving a majority vote in an uncontested election and the Board of Directors' acceptance of such resignation. If the incumbent director does not receive a majority vote in an uncontested election, the Compensation/Nominating/Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will decide, and make a public disclosure of its decision, providing the rationale behind its decision within 90 days after the annual meeting if the resignation is rejected. The Board of Directors may either fill the vacancy or decrease the size of the Board of Directors.

      2. Section 1 of Article II was further amended to allow directors to give notice of resignation in writing or by electronic transmission. When a director resigns, such resignation is effective either at the time specified therein, or upon receipt by the Board of Directors. Except as otherwise provided by law or the Restated Certificate of Incorporation, any vacancy occurring in the Board of Directors, for whatever reason, may be filled by a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of the director whom he or she has replaced.

      3. Section 9 of Article I was amended to reflect that, in connection with any meeting of Tenneco's stockholders, Tenneco's Board of Directors or Chairman may adopt rules regarding the adjournment of the meeting by the chairman of the meeting or by a vote of the shares present in person or by proxy at the meeting.

      4. Section 2 of Article IV was amended to reflect that, consistent with past Tenneco practice, all of Tenneco's officers shall be elected by Tenneco's Board of Directors.

      5. Section 14 of Article IV was amended to provide that an indemnitee under the indemnification provisions of Tenneco's By-Laws may only file a claim for indemnification following the final disposition of the applicable action, suit or proceeding.

      6. Section 2 of Article V was amended to provide transfer provisions for uncertificated shares of Tenneco's common stock.

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      7. Section 3 of Article V was amended to provide transfer provisions for uncertificated shares of Tenneco's common stock.

      8. Section 3 of Article VII was amended to provide for electronic waivers of annual or special stockholder meetings and to extend the waiver provisions to meetings of Tenneco's Board of Directors or any committee of the Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

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
Exhibit No.   Description
99.1          By-Laws of Tenneco Inc. as Amended March 4, 2008
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TENNECO INC.

Date:    March 10, 2008                     By: /s/ David A. Wardell
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                                                David A. Wardell
                                                Senior Vice President, General
                                                Counsel and Corporate Secretary